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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
INVESTools Inc.

        We consent to the incorporation by reference in the registration statements (Registration No. 333-118330 and 333-75070) on Forms S-8 of INVESTools Inc. of our report dated May 2, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as December 31, 2004, which report appears in the December 31, 2004 Annual Report on Form 10-K/A of INVESTools Inc.

        Our report dated May 2, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that INVESTools Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company did not adequately maintain controls over revenue recognition accounting, sub-lease loss accruals, sales tax exposures, and partner commission expense and related accruals.

        Additionally, our report on management assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states that INVESTools Inc. excluded Service Enhancement Systems, Inc. from its assessment of the effectiveness of the Company's internal control over financial reporting. Our audit of internal control over financial reporting of INVESTools Inc. also excluded an evaluation of the internal control over financial reporting of Service Enhancement Systems, Inc.

/s/ KPMG LLP KPMG LLP Salt Lake City, Utah May 2, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM